                                                                    Exhibit 23.1





                           Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the National Processing, Inc. 2001 Restricted Stock Plan of National Processing, Inc. and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements of National Processing, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                     Ernst & Young LLP


Cleveland, Ohio
October 10, 2001